                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                    CenterSpan Communications Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                [LETTERHEAD]

TO THE SHAREHOLDERS OF CENTERSPAN COMMUNICATIONS CORPORATION:

     NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF SHAREHOLDERS OF CENTERSPAN COMMUNICATIONS CORPORATION, AN OREGON CORPORATION (THE "COMPANY"), WILL BE HELD AT THE RIVERPLACE HOTEL, LOCATED AT 1510 SOUTHWEST HARBOR WAY, PORTLAND, OREGON, ON DECEMBER 15, 1999, AT 2:00 P.M. LOCAL TIME FOR THE FOLLOWING PURPOSES:

1.   TO ELECT DIRECTORS OF THE COMPANY:

2.   TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS; AND

3.   TO TRANSACT ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


     SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 29, 1999 WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING, AND ANY ADJOURNMENTS THEREOF.

     INFORMATION CONCERNING THE COMPANY'S ACTIVITIES AND OPERATING PERFORMANCE DURING THE YEAR ENDED DECEMBER 31, 1998 IS CONTAINED IN THE COMPANY'S ANNUAL REPORT WHICH IS ENCLOSED.

     YOUR VOTE IS VERY IMPORTANT. ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH EVEN IF YOU HAVE RETURNED YOUR PROXY.

                                             BY ORDER OF THE BOARD OF DIRECTORS,


                                             /s/ MARK CONAN
                                             --------------

                                             MARK B. CONAN
                                             SECRETARY

HILLSBORO, OREGON
NOVEMBER 22, 1999

                                  [LETTERHEAD]

                   PROXY STATEMENT FOR 1999 ANNUAL MEETING OF
                                  SHAREHOLDERS

GENERAL

         This proxy statement and the enclosed form of proxy are being mailed on or about November 22, 1999, to shareholders of CenterSpan Communications Corporation, an Oregon corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on December 15, 1999, at 2:00 p.m. local time, at the RiverPlace Hotel, located at 1510 Southwest Harbor Way, Portland, Oregon, and any adjournment thereof (the "Annual Meeting").

REVOCABILITY OF PROXIES

         A shareholder giving a proxy has the power to revoke that proxy at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation, or a duly executed proxy bearing a later date, or by personally attending and voting at the Annual Meeting.

RECORD DATE AND OUTSTANDING SHARES

         Only shareholders of record at the close of business on October 29, 1999 (the "Record Date") will be entitled to vote at the meeting. At the close of business on the Record Date, there were 5,350,226 shares of the Company's common stock ("Common Stock") outstanding.

QUORUM AND VOTING

         Each share of Common Stock entitles the holder thereof to one vote. Under Oregon law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to such matter. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum.

         If a quorum is present, a nominee for election to the Board of Directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. For all other matters, action will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

         Shares represented by a properly executed proxy will be voted in accordance with the shareholder's instructions if given. If no instructions are given, shares will be voted "FOR" (i) the election of the nominees for directors named herein, (ii) the ratification of the selection of KPMG LLP as independent accountants and (iii) in accordance with the recommendations of management on any other matters properly brought before the Annual Meeting. The Board of Directors knows of no other matters to be presented for action at the meeting.

         Proxies that expressly indicate an abstention as to a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting, but will not be counted for any purposes in determining whether a proposal is approved and have no effect on the determination of whether a plurality exists with respect to a given nominee. Proxies will be received and tabulated by ChaseMellon Shareholder Services, the Company's transfer agent.

SOLICITATION OF PROXIES

         This solicitation is being made on behalf of and the cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain of the Company's directors, officers, and regular employees may solicit proxies personally or by telephone or other means without additional compensation. Brokers, nominees and fiduciaries will be reimbursed in accordance with customary practice for expenses incurred in obtaining proxies or authorizations from the beneficial shareholders. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         At the 1997 Annual Meeting of shareholders the Board of Directors was divided into three classes. The terms of the directors in each class expire at the annual meeting of shareholders in the years listed on the chart below. Under the Company's articles of incorporation and bylaws, Class A Directors were elected at the 1998 annual meeting of shareholders. Frank G. Hausmann was appointed as a Class B Director in October 1998 to fill a vacancy created by the resignation of Stephen A. Aanderud. In October 1999, the Board of Directors appointed Jerome J. Meyer as a Class A Director to fill the vacancy created by Milton R. Smith's resignation. In November 1999, the Board of Directors appointed David Billstrom as a Class A Director to fill the vacancy created by Robert L. Carter's resignation.


           Class B Directors                   Class C Directors                  Class A Directors
        ----------------------------------------------------------------------------------------------
                 2002                                2000                              2001
        Gen. Merrill A. McPeak               Graham E. Dorland                    David Billstrom
        C. Norman Winningstad                Frederick M. Stevens                 G. Gerald Pratt
        Frank G. Hausmann                                                         Jerome J. Meyer


         The Board of Directors has nominated Messrs. McPeak, Winningstad and Hausmann for re-election as directors in Class B, to serve for three-year terms and until their successors are elected and qualified, unless they shall earlier resign, become disqualified or disabled or shall otherwise be removed. The Board of Directors has nominated Mr. Meyer and Mr. Billstrom for re-election as Class A directors to serve two year terms and until their successors are elected and qualified, unless they shall earlier resign, become disqualified or disabled or shall otherwise be removed.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES.

         Although the Board of Directors anticipates that all nominees will be available to serve as directors of the Company, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

BOARD AND NOMINEE BIOGRAPHICAL INFORMATION

         Set forth below are the ages, as of the Record Date, and certain biographical information for each director and nominee.

         GENERAL MERRILL A. MCPEAK, 63, became a member of the Board of Directors in March 1996. He has been the President of McPeak and Associates, an international aerospace consulting firm, since January 1995. General McPeak spent 37 years in the United States Air Force, and was Chief of Staff from October 1990 to October 1994, when he retired. He also is a member of the Boards of Directors of Tektronix, Inc., Praegitzer Industries, Inc., TWA, Inc. and ECC International Corp., where he serves as Chairman of the Board. He holds a B.A. degree in economics from San Diego State University and a M.S. degree in international relations from George Washington University.

         C. NORMAN WINNINGSTAD, 73, has served as Chairman of the Board since February 1994. He has served as a director of the Company since its inception. From 1970 to October 1991, Mr. Winningstad held at various times the positions of Chairman of the Board, Vice-Chairman, President and Chief Executive Officer of Floating Point Systems, Inc., a manufacturer of scientific computers. Mr. Winningstad has a B.S. degree in Electrical Engineering from the University of California at Berkeley, an M.B.A. degree from Portland State University, and an Honorary Doctorate of Law degree from Pacific University.

         FRANK G. HAUSMANN, 42, became a member of the Board of Directors in October 1998. He has been employed by the Company since July 1998, serving as President and Chief Executive Officer since October 1998 and Vice President, Finance and Administration and Chief Financial Officer prior to that time. From August 1997 to May 1998, Mr. Hausmann was Vice President, Finance and Chief Financial Officer of Atlas Telecom, Inc., a developer of enhanced facsimile and voice-mail solutions which as organized in 1985. Mr. Hausmann was recruited by Atlas in an attempt to raise $50 million necessary to effect the turn around of the company. From September 1995 to July 1997, he served as Vice President, Corporate Development and General Counsel of Diamond Multimedia Systems, Inc., a designer and marketer of computer peripherals such as modems and graphics and sound cards. From June 1993 to September 1995, Mr. Hausmann was Executive Vice President and Chief Financial Officer for Supra Corporation, a designer and marketer of modems that was acquired by Diamond Multimedia Systems, Inc. in September 1995. Mr. Hausmann received B.S. degrees in economics and political science from Willamette University and a J.D. degree from the University of Oregon. He is a member of the Oregon State Bar.

         GRAHAM E. DORLAND, 57, became a member of the Board of Directors in November 1993. Mr. Dorland is President of Dorland and Associates, a consulting group, and President and Chief Executive Officer of Nautamatic Marine Systems, Inc., a manufacturer of marine autopilots located in Newport, Oregon. From June 1993 to January 1995, he was Managing Partner of Snobird Aircraft Partners, a developer of experimental aircraft. From May 1982 to December 1992, Mr. Dorland was Chairman and President of ABX Air Inc., the wholly-owned airline subsidiary of Airborne Freight Corporation, doing business as Airborne Express.

         FREDERICK M. STEVENS, 62, became a member of the Board of Directors in December 1993. From April 1988 until his retirement in January 1991, Mr. Stevens was the Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc.

         DAVID BILLSTROM, 38, became a member of the Board of Directors in November 1999. Mr. Billstrom is a private investor and a consultant to entrepreneurial companies. From January to August 1999 he was Vice President of Content Services of Infoseek/Go Network, which is now owned by Disney. In 1996, Mr. Billstrom co-founded Quando, Inc. and served as Chief Executive Officer, President and Chairman until the company was acquired by Infoseek in January 1999. Quando built and operated targeted search engines and custom directories for ecommerce, events, venues, and audio clips for such clients as AOL, IBM, Qualcomm and Infoseek. In 1993, Mr. Billstrom co-founded Media Mosaic, a CD-ROM publisher, which was restructured as Quando in January 1996. Prior to 1993, Mr. Billstrom spent 7 years at Intel Corporation as a sales/marketing executive. Mr. Billstrom is a member of the board of directors of Metatree, SouthernPlant.com, and WeSync.com.

         G. GERALD PRATT, 71, has been a director of the Company since its inception. Since 1980, Mr. Pratt has been a private venture capitalist. Mr. Pratt has been a trustee of the Meyer Memorial Trust, a charitable trust, since 1978.

         JEROME J. MEYER, 61, became a member of the Board of Directors in October 1999. Mr. Meyer is Chairman of the Board of Directors, Chief Executive Officer and President of Tektronix, a manufacturer and distributor of electronic products. He has been a director of Tektronix since 1990, and became President and Chief Executive Officer in November 1990. Mr. Meyer was Corporate Vice President of Honeywell Inc., an electronics manufacturer from August 1986 until April 1987, and President and Chief Executive Officer of Honeywell Bull

Inc., now known as Bull Information Systems, Inc., from April 1987 until July 1988. He returned to Honeywell, Inc. and served as President of their industrial business until joining Tektronix in November 1990. Mr. Meyer is a director of Standard Insurance Company and Enron Corporation. He also serves on the board of trustees of Oregon Public Broadcasting and is a member and past chairman of the Oregon Business Council.

BOARD MEETINGS AND COMMITTEES

         During 1998, there were 7 meetings of the Board of Directors. Each director during 1998 attended more than 75% of the aggregate number of Board of Directors' meetings and meetings of Board committees of which he was a member.

         The Board of Directors has a standing Audit Committee, currently consisting of Messrs. Dorland, Pratt, and Meyer, that meets with the Company's Chief Executive Officer, Chief Financial Officer and the Company's independent public accountants to review the scope and findings of the annual audit. The Audit Committee held 2 meetings during 1998.

         The Board of Directors has a standing Compensation Committee currently consisting of Messrs. Stevens, Winningstad and General McPeak. The Committee considers and acts upon management's recommendations to the Board of Directors regarding salaries, bonuses, stock options, and other forms of compensation for the Company's executive officers. The Compensation Committee makes recommendations to the Board of Directors. Executive officers who are also directors of the Company do not participate in decisions affecting their own compensation. The Compensation Committee held 3 meetings during 1998.

         The Board of Directors does not have a Nominating Committee or any other committee that performs a similar function.

COMPENSATION OF DIRECTORS

         During 1998, each nonemployee director received an annual fee of $5,000 and $1,000 for each Board and committee meeting attended (unless the committee meeting was held on the same day as a Board meeting) and $500 for each Board and committee meeting attended via telephone. Prior to 1999, each new nonemployee director received options to purchase 16,480 shares of Common Stock under the Directors' Nonqualified Stock Option Plan of the Company. In 1998, each nonemployee director who had been a director for more than one year received options to purchase 5,000 shares of Common Stock at a price equal to the fair market value on the date of grant. No employee director receives additional compensation for his or her service as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during 1998 were Messrs. Carter, Stevens, Winningstad and General McPeak. Mr. Carter is a former Chairman, President and Chief Executive Officer of the Company. No executive officer of the Company serves as a member of the Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors.

FAMILY RELATIONSHIPS

         There are no family relationships between any director, executive officer or person nominated or chosen to be a director or executive officer, and any other director, executive officer or person nominated or chosen to become a director or executive officer of the Company.

EXECUTIVE OFFICERS

         Set forth below are the ages, as of the November 17, 1999, and certain biographical information for the executive officers of the Company.


       NAME                            AGE                   POSITION
Frank G. Hausmann (1)                  42        President, Chief Executive Officer
Mark B. Conan                          38        Vice President of Finance, Administration
                                                   and Chief Financial Officer
Robert B. Smart                        33        Vice President, Business Development
David A. McFeeters-Krone               31        Vice President, Strategic Planning

-------------------------

(1) For information regarding Mr. Hausmann, see "Board and Nominee Biographical Information."

         MARK B. CONAN has been employed by the Company since November 1999 as Vice President of Finance, Administration and Chief Financial Officer. Prior to joining the Company, he served as Vice President of Finance, Controller and Treasurer and Tax Director and Assistant Treasurer for Crown Pacific from 1993 to November 1999. Mr. Conan spent 10 years with Price Waterhouse prior to joining Crown Pacific. He earned a Bachelor of Science degree in Business Administration / Accounting from Oregon State University and is a C.P.A.

         ROBERT B. SMART has been employed by the Company since January 1999 as Vice President, Business Development. Prior to joining the Company, he served as a Corporate Business Development Manager for Intel Corporation from July 1997 to January 1999. From June 1996 to July 1997 Mr. Smart was Senior Strategic Marketing Manager for Merix Corporation, a manufacturer of circuit boards. He has also held senior strategic and product marketing positions at Altera Corporation from December 1990 to November 1995. He earned a B.S. degree in Psychology from Arizona State University and an M.B.A. degree from the University of Washington.

         DAVID A. MCFEETERS-KRONE has been employed by the Company since June 1999 as

Vice President, Strategic Planning. He served as a Marketing Manager for the Intel Architecture labs from July 1997 until joining the Company. From July 1994 until July 1997, he was director of technology commercialization at the Mid-Atlantic Technology Applications Center, a NASA regional technology applications center. From 1992 until 1994, he was a licensing associate in the Massachusetts Institute of Technology technology licensing office. He earned a B.S. degree in physics from the University of Michigan and a M.B.A. degree from the University of Pittsburgh.

         The Company has entered into agreements with Mr. Hausmann and Mr. Conan providing for a severance payment equal to six months base salary if they are terminated without cause. The Company has also entered into change of control agreements with all of the named executive officers providing for a severance payment equal to 12 months (18 months in the case of Mr. Hausmann) base salary in the event of termination as the result of a change of control of the Company.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Company for 1998 to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                          ------------
                                               ANNUAL COMPENSATION         SECURITIES         ALL OTHER
                                              ----------------------       UNDERLYING       COMPENSATION
 NAME AND PRINCIPAL POSITION       YEAR       SALARY       BONUS (1)       OPTIONS (2)            (3)
--------------------------------  ------      -------      ---------      -------------     ------------
Frank G. Hausmann  (4)             1998       $82,150        $25,000         190,000(5)             --
    PRESIDENT AND CEO

Stephen A. Aanderud (6)            1998       135,958             --          88,700(7)         64,362(8)
    FORMER PRESIDENT AND,          1997       155,000         69,168          45,450             3,304
       CHIEF EXECUTIVE OFFICER     1996       135,000         65,299          25,750             2,250

Ronald J. Resnick (9)              1998       142,000             --          23,500(7)          2,130
    FORMER VICE PRESIDENT,         1997       130,000         42,088           9,270             1,073
       MARKETING                   1996        78,692         28,172          41,020                --


David K. Bergeson (10)             1998       142,000             --          23,500(7)          1,509
    FORMER VICE PRESIDENT,         1997        87,823         33,593          40,000                --
       SALES

G. Edward Brightman                1998       125,000             --          23,500(7)          1,016
    FORMER VICE PRESIDENT,         1997       110,000         35,228           9,270               968
       OPERATIONS                  1996        90,000         32,445          18,540               988

Frank Bouton                       1998       110,000             --          13,500             1,031
    FORMER VICE PRESIDENT,         1997       100,000         38,460           9,270               989
       NEW TECHNOLOGIES            1996        85,000         36,770          16,480               970

-----------------------------------

(1) Cash bonuses are paid to executive officers of the Company based upon their individual contributions to the Company and the Company's overall performance. Bonuses for a given year are paid in the first quarter of the following year.
(2) The number of shares reflects a 3% stock dividend declared by the Board of Directors on January 21, 1997.
(3) Other than for Mr. Aanderud, consists of the Company's matching contributions under its 401(k) plan.
(4) Mr. Hausmann joined the Company in July 1998 as Vice President, Finance and Administration and Chief Financial Officer. He was appointed President and Chief Executive Officer in October 1998.
(5) Includes 80,000 replacement options granted upon surrender of options previously granted. Surrendered options had an exercise price of $7.00 per share.

(6) Mr. Aanderud served as the Company's President and Chief Executive Officer until October 1998.
(7) Represents replacement options granted upon surrender of options previously granted. The surrendered options had exercise prices ranging from $11.50 to $12.375 per share.
(8) Consists of $2,745 of the Company's matching contributions under its 401(k) plan and $61,617 in severance and accrued vacation time payments.
(9)  Mr. Resnick joined the Company in May 1996.
(10) Mr. Bergeson joined the Company in May 1997.

OPTION GRANTS

         The following table sets forth information with respect to grants of stock options to the Named Executive Officers during 1998.

                              OPTION GRANTS IN 1998

                                                                                      POTENTIAL REALIZABLE
                                NUMBER OF    PERCENT OF                              VALUE AT ASSUMED ANNUAL
                                SHARES         TOTAL      EXERCISE                    RATES OF STOCK PRICE
                              UNDERLYING      OPTIONS     PRICE PER                  APPRECIATION FOR OPTION
                                OPTIONS     GRANTED TO      SHARE                            TERM (3)
                                GRANTED      EMPLOYEES                 EXPIRATION   ------------------------
            NAME                  (1)         IN YEAR        (2)          DATE          5%            10%
----------------------------- ----------    ----------    ---------    ----------   ---------     ----------
Frank G. Hausmann                80,000(4)      9.7%        $3.50       10/01/08     $176,000      $446,248

                                110,000        13.4          2.75       10/12/08      190,241       482,107

Stephen A. Aanderud (5)          88,700        10.8          3.50       10/09/99      195,240       494,777

Ronald J. Resnick                13,500(4)      1.6          3.50       10/01/08       29,715        75,304

                                 10,000         1.2          3.00       12/01/08       18,857        47,612

David K. Bergeson                13,500(4)      1.6          3.50       10/01/08       29,715        75,304

                                 10,000         1.2          3.00       12/01/08       18,857        47,612

G. Edward Brightman              13,500(4)      1.6          3.50       10/01/08       29,715        75,304

                                 10,000         1.2          3.00       12/01/08       18,857        47,612

Frank M. Bouton                   9,450         1.2         12.375      02/02/08       73,545       186,378

                                  4,050         0.5         11.5        05/21/08       29,291        74,229

-----------------------------

(1) Options may terminate before their expiration dates if the optionee's status as an employee or director is terminated. One-fourth of the shares of Common Stock covered by each such option vests and becomes exercisable on each of the first four anniversaries of the grant date.

(2) Based on the closing prices of the Common Stock as reported on The Nasdaq National Market on the respective grant dates.

(3) This column shows the hypothetical gains or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(4) Represents replacement options granted upon surrender of options previously granted. The surrendered options had exercise prices ranging from $7.00 to $12.375 per share.

(5) Upon termination of Mr. Aanderud's employment with the Company, all of his options vested and were exercisable through October 9, 1999.

AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table sets forth certain information regarding exercises of stock options during 1998 by the Named Executive Officers and the year-end value of options held by such individuals.

        AGGREGATE OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

                                                        NUMBER OF SHARES UNDERLYING
                                                                UNEXERCISED              VALUE OF UNEXERCISED
                                                                 OPTIONS AT            IN-THE-MONEY OPTIONS AT
                               SHARES                       DECEMBER 31, 1998           DECEMBER 31, 1998(1)
                              ACQUIRED                  ---------------------------    -------------------------
                                 ON         VALUE                        UNEXER-                        UNEXER-
           NAME               EXERCISE     REALIZED     EXERCISABLE      CISABLE       EXERCISABLE      CISABLE
---------------------------   --------     --------     -----------    ----------      -----------     ---------
Frank G. Hausmann                  --            --            --         190,000               --     2,457,500

Stephen A. Aanderud           169,180      $894,760         3,400              --           42,500            --

Ronald J. Resnick                  --            --        22,917          51,053          241,708       574,687

David K. Bergeson                  --            --        10,000          53,500           72,500       516,250

G. Edward Brightman                --            --        64,267          39,723          940,548       452,032

Frank M. Bouton                    --            --        10,557          28,693          106,823       193,534

---------------------------
(1) Calculated based on the difference between the option exercise price and the closing price of the Common Stock on December 31, 1998 ($16.00 per share). The potential values have not been, and may never be, realized. The underlying options have not been, and may never be, exercised. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise.


OPTION REPRICING

         On October 1, 1998, the Board of Directors approved a program to allow optionholders to reprice their options to current market values, $3.50 per share. Officers and Directors who elected to reprice options were required to restart the four-year vesting of the options. Employees who elected to reprice options could not exercise the repriced options unless they were employed by the Company on the one year anniversery of the repricing. The reduction of exercise price affected options to purchase 388,198 shares of common stock with an average exercise price of $9.97 per share.

         As set forth in the 1998 Stock Option Plan, stock options are intended to provide incentives to the Company's officers and employees. The Board of Directors believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate key employees who are critical to the Company's long-term success. The Board of Directors believed that, at the original exercise prices, the disparity between the exercise price of these options and market prices for the Company's Common Stock did not provide meaningful incentives to the employees holding these options. The Board of Directors approved the repricing of these options as a means of ensuring that optionees would continue to have meaningful equity incentives to work toward the success of the Company. The Board of Directors deemed the adjustment to be in the best interest of the Company and its shareholders.

                           TEN-YEAR OPTION REPRICINGS

                                            Number of                                                   Length of
                                           Securities     Market Price     Exercise                  Original Option
                                           Underlying     of Stock at      Price at                   Term Remaining
                                             Options        Time of         Time of         New         at Date of
                                           Repriced or    Repricing or   Repricing or    Exercise      Repricing or
           NAME                DATE          Amended       Amendment       Amendment       Price        Amendment
-------------------------    --------      -----------    ------------   ------------    --------    ---------------
Frank G. Hausmann            10/01/98        80,000          $3.50          $7.000         $3.50        116 months

Stephen A. Aanderud          10/01/98        10,300          $3.50          $4.733         $3.50        88 months

Stephen A. Aanderud          10/01/98        15,450          $3.50          $5.340         $3.50        92 months

Stephen A. Aanderud          10/01/98        15,450          $3.50          $8.617         $3.50        100 months

Stephen A. Aanderud          10/01/98        30,000          $3.50          $15.750        $3.50        109 months

Stephen A. Aanderud          10/01/98        12,250          $3.50          $12.375        $3.50        112 months

Stephen A. Aanderud          10/01/98         5,250          $3.50          $11.500        $3.50        116 months

Ronald J. Resnick            10/01/98         9,450          $3.50          $12.375        $3.50        112 months

Ronald J. Resnick            10/01/98         4,050          $3.50          $11.500        $3.50        116 months

David K. Bergeson            10/01/98         9,450          $3.50          $12.375        $3.50        112 months

David K. Bergeson            10/01/98         4,050          $3.50          $11.500        $3.50        116 months

G. Edward Brightman          10/01/98         9,450          $3.50          $12.375        $3.50        112 months

G. Edward Brightman          10/01/98         4,050          $3.50          $11.500        $3.50        116 months

---------------------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

         It is the duty of the Compensation Committee to evaluate the performance of management, review levels of compensation, and consider related matters.

         The compensation policy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the annual compensation of executive officers

--------

* Neither this Report nor the graph set forth below shall be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

should be contingent upon the performance of the Company and the individual executive officer as well. As a result, a substantial portion of an executive officer's compensation is "at risk," with annual bonus compensation constituting a significant portion of total compensation.

         The compensation programs of the Company are designed to align the executive officers' compensation with the strategic goals and performance of the Company and underlying interests of the Company's shareholders. Accordingly, executive officers are generally granted options to purchase shares of the Company's stock under the Company's stock option plans tied to their level of compensation and contribution.

         In order to assure that executive officers' compensation is competitive and provides the incentives necessary to attract and maintain quality leadership, the Compensation Committee reviews compensation surveys prepared by third parties to assist in the performance of its duties. Factors considered by the Committee, among others, are how the Company's compensation compares to compensation paid by similar companies as well as the Company's current performance.

         The 1998 base compensation for Frank G. Hausmann, the Company's President and Chief Executive Officer, was established in July 1998 when he was employed as Chief Financial Officer. In connection with his election as President and Chief Executive Officer, the Board of Directors increased his compensation based upon prevailing market conditions and he was awarded an option to purchase 110,000 shares of the Company's Common Stock (see "Option Grants").

                                    C. Norman Winningstad, Chairman
                                    Merrill A. McPeak
                                    Frederick M. Stevens

                COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN

         The following graph and table set forth the Company's total cumulative shareholder return as compared to that of The Nasdaq Stock Market and of the Nasdaq Electronic Components Stocks for the period from February 24, 1995 (the first trading day of the Common Stock) through December 31, 1998. The total shareholder return assumes that $100 was invested at the beginning of the period in Common Stock of the Company, The Nasdaq Stock Market Index, and the Nasdaq Electronic Components Stocks Index, with all cash dividends reinvested on the date paid. Historical stock price performance is not necessarily indicative of future stock price performance.

                                    [GRAPH]

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership as of November 17, 1999 of the Company's Common Stock by
(i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company,
(iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.


                                                          SHARES             PERCENT
                 NAME AND ADDRESS                      BENEFICIALLY        BENEFICIALLY
             OF BENEFICIAL OWNER (1)                    OWNED (2)           OWNED (2)
---------------------------------------------------  ------------------  --------------
Sawtooth Capital Management, L.P. (3)                     622,975              11.6
C. Norman Winningstad (4)                                 482,360               8.9
G. Gerald Pratt (5)                                       409,187               7.6
Milton R. Smith                                           281,642               5.2
Peter R. Kellogg (6)                                      273,853               5.1
Frank G. Hausmann (7)                                     240,000               4.3
Frederick M. Stevens (8)                                   34,458               *
Graham E. Dorland (9)                                      32,200               *
General Merrill A. McPeak (10)                             25,600               *
Robert B. Smart (11)                                        5,000               *
David Billstrom (12)                                            0               *
Mark Conan (13)                                                 0               *
David A. McFeeters-Krone (14)                                   0               *
Jerome Meyer (15)                                               0               *
All Executive Officers and
    Directors as a group (11 persons) (16)              1,228,805              21.3


---------------------------------------------------
*        Less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner identified is CenterSpan Communications Corporation, 7175 NW Evergreen Parkway #400, Hillsboro, Oregon 97124.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For purposes of this table, a person is deemed to be the beneficial owner of securities that (i) can be acquired by such person within 60 days upon the exercise of options or warrants and (ii) are held by such person's spouse or other immediate family member sharing such person's household. Each beneficial owner's percentage ownership set forth below is determined by assuming that options and warrants are held by such person (but not those held by any other person) and that such options and warrants exercisable or convertible within 60 days after October 29, 1999, have been exercised or converted.

(3) Includes 489,328 shares owned by with Sawtooth Partners, L..P., 37,997 shares owned by Sawtooth Offshore Limited and 95,650 shares owned by Polaris Prime Small Cap Value L.P., per a letter dated November 16, 1999, from Sawtooth Capital Management, Inc. who is a registered investment advisor whose clients, including Sawtooth Partners, L.P., have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares of Common Stock. No person, other than Sawtooth Partners, L.P., holds more than five percent of the shares. Sawtooth Capital Management, L.P. is the sole general partner of Sawtooth Partners, L.P. Sawtooth Capital Management, Inc. is the sole general partner of Sawtooth Capital Management, L.P., and Bartley B. Blout is the controlling shareholder of Sawtooth Capital Management, Inc. The address for all of these persons is 100 Wilshire Blvd., 15th Floor, Santa Monica, CA 90401.

(4) Includes 53,000 shares beneficially owned with spouse and 29,720 shares subject to options exercisable within 60 days after October 29, 1999. Excludes 25,000 shares subject to options exercisable more than 60 days after October 29, 1999.

(5) Includes 29,720 shares subject to options exercisable within 60 days after October 29, 1999. Excludes 25,000 shares subject to options exercisable more than 60 days after October 29, 1999.

(6) These shares were issued in connection with a private placement of Company Common Stock pursuant to an agreement dated August 6, 1999. The Company has no knowledge as to whether Peter R. Kellogg has purchased any additional shares in the open market. The address for Mr. Kellogg is Spear, Leeds and Kellogg, 120 Broadway, 6th Floor, New York, NY 10271.

(7) Includes 240,000 shares subject to options exercisable within 60 days after October 29, 1999. Excludes 50,000 shares subject to options exercisable more than 60 days after October 29, 1999.

(8) Includes 4,738 shares beneficially owned with spouse and 29,720 shares subject to options exercisable within 60 days after October 29, 1999. Excludes 25,000 shares subject to options exercisable more than 60 days after October 29, 1999.

(9) Includes 2,480 shares beneficially owned with spouse and 29,720 shares subject to options exercisable within 60 days after October 29, 1999. Excludes 25,000 shares subject to options exercisable more than 60 days after October 29, 1999.

(10) Includes 25,600 shares subject to options exercisable within 60 days after October 29, 1999. Excludes 25,000 shares subject to options exercisable more than 60 days after October 29, 1999.

(11) Includes 5,000 shares subject to options exercisable within 60 days after October 29, 1999. Excludes 85,000 shares subject to options exercisable more than 60 days after October 29, 1999.

(12) Excludes 50,000 shares subject to options exercisable more than 60 days after October 29, 1999.

(13) Excludes 100,000 shares subject to options exercisable more than 60 days after October 29, 1999.

(14) Excludes 90,000 shares subject to options exercisable more than 60 days after October 29, 1999.

(15) Excludes 50,000 shares subject to options exercisable more than 60 days after October 29, 1999.

(16) Includes 389,480 shares subject to options exercisable within 60 days after October 29, 1999. Excludes 550,000 shares subject to options exercisable more than 60 days after October 29, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and any persons who beneficially own more than 10 percent of the Company's Common Stock to report their initial ownership of Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC"). Specific due dates for such reports have been established. Persons subject to the Section 16(a) reporting requirements are required to furnish the Company copies of all Section 16(a) reports they file with the SEC. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and representations that no other reports are required, all Section 16(a) filing requirements applicable to such reporting persons have been complied with since the Company became subject to the Exchange Act provisions in March 1995.

1994 STOCK OPTION PLAN AND DIRECTORS' NONQUALIFIED STOCK OPTION PLAN

         Providing incentives for officers and key employees through the grant of stock options is an integral part of the Company's strategy. In 1994, the shareholders approved the 1994 Stock Option Plan ("1994 Plan") and the Directors' Nonqualified Stock Option Plan (the "Directors' Plan"). The purposes of the 1994 Plan were to retain the services of valued key employees of the Company, to encourage employees to acquire greater proprietary interest in the Company thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement to the hiring of new employees.

         The 1994 Plan is administered by the Plan Administrator, which may be either the Company's Board of Directors or a committee designated by the Board of Directors. Currently, the Board of Directors is acting as Plan Administrator. In accordance with the 1994 Plan, the Plan Administrator determines the employees to whom options are granted, the number of shares subject to each option, the exercise price and the vesting schedule of each option. Options generally vest over a four-year period, but may vest over a different period at the discretion of the Plan Administrator. Under the 1994 Plan, outstanding options vest, unless they are assumed by an acquiring entity, upon the occurrence of certain transactions, including certain mergers and other business combinations involving the Company. Options granted under the 1994 Plan are exercisable for a period of 10 years from the date of grant, except that incentive stock options granted to persons who own more than 10% of the Common Stock terminate after five years. Vested options terminate 90 days after the Optionee's termination of employment with the Company for any reason other than death or disability, and one year after termination upon death of disability. Unless otherwise determined by the Plan Administrator, the exercise price of options granted under the 1994 Plan must be equal to or greater than the fair market value of the Common Stock on the date of grant. Under exercise, the aggregate exercise price may be paid to the Company (i) in cash, or (ii) by complying with any other payment mechanism approved by the Plan Administrator from time to time.

         The Directors' Plan provided that then current non-employee directors of the Company and persons who became non-employee directors of the Company were to be granted options to purchase 16,480 shares of Common Stock upon becoming directors. The exercise price for options granted to a director under the Directors' Plan is the fair market value on the date of grant. Options granted under the Director's Plan are exercisable for a period of 10 years from the date of grant. Options terminate 90 days after a director's termination as a director of the Company for any reason other than death or disability, and one year after termination by death or disability.

         A total of 1,600,000 shares were made available for grant under the 1994 Plan. No shares are currently available for grant under the 1994 Plan or the Director's Plan.

1998 STOCK OPTION PLAN

         GENERAL. In 1998, the Company's shareholders approved the 1998 Stock Option Plan (the "1998 Plan"). The purpose of the 1998 Plan is to enhance the long-term shareholder value of the Company by offering opportunities to employees (and persons offered employment), directors, officers, consultants, agents, advisors and independent contractors of the Company to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company. The 1998 Plan is administered by the Compensation Committee.

         STOCK SUBJECT TO THE 1998 PLAN. Subject to adjustment from time to time as provided in the 1998 Plan, the maximum number of shares of Common Stock available for issuance under the 1998 Plan is equal to the sum of: (a) 1,000,000 shares of Common Stock; (b) any shares of Common Stock available for future awards under (i) the 1994 Plan or (ii) the Directors' Plan, in each case as of May 21, 1998, the effective date of the 1998 Plan for a total of 1,057,348.

         Subject to adjustment from time to time as provided in the 1998 Plan, no more than 50,000 shares of Common Stock may be subject to aggregate awards under the 1998 Plan to any participant in any one year, except that the Company may make additional one-time grants of up to 100,000 shares to newly hired individuals, such limitation to be applied consistently with the requirements of, and only to the extent required for compliance with, certain provisions of
Section 162(m) of the Code, which precludes the Company from taking a tax deduction for compensation payments to executives in excess of $1 million, unless such payments qualify for the "performance-based" exemption from the $1 million limitation.

         Any shares of Common Stock that cease to be subject to an option will be available for issuance in connection with future grants under the 1998 Plan. Options also may be granted in replacement of, or as alternatives to, grants or rights under any other employee or compensation plan or in substitution for, or by the assumption of, awards issued under plans of an acquired entity.

         ELIGIBILITY TO RECEIVE OPTIONS. Options may be granted under the 1998 Plan to those officers, directors and employees of the Company and its subsidiaries as the plan administrator from time to time selects. Options may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its subsidiaries.

         TERMS AND CONDITIONS OF STOCK OPTION GRANTS. Options granted under the 1998 Plan may be ISOs or NSOs. The per share exercise price for each option granted under the 1998 Plan will be determined by the plan administrator, but will be not less than 100% of the fair market value of a share of Common Stock on the date of grant with respect to ISOs. For purposes of the 1998 Plan, "fair market value" means the closing price for a share of Common Stock as reported by the Nasdaq National Market for a single trading day.

         The exercise price for shares purchased under options may be paid in cash or by check or, unless the plan administrator at any time determines otherwise, a combination of cash, check, shares of Common Stock which have been held for at least six months, delivery of a properly executed exercise notice together with certain irrevocable instructions to a broker, or such other consideration as the plan administrator may permit. The Company may require the optionee to pay to the Company any applicable withholding taxes that the Company is required to withhold with respect to the grant or exercise of any award. The withholding tax may be paid in cash or, subject to applicable law, the plan administrator may permit the optionee to satisfy such obligations by the withholding or delivery of shares of Common Stock. The Company may withhold from any shares of Common Stock issuable pursuant to an option or from any cash amounts otherwise due from the Company to the recipient of the award an amount equal to such taxes. The Company may also deduct from any option any other amounts due from the recipient to the Company or any of its subsidiaries.

         The option term is fixed by the plan administrator, and each option is exercisable pursuant to a vesting schedule determined by the plan administrator. If the vesting schedule is not set forth in the instrument evidencing the option, the option will become exercisable in four equal annual installments beginning one year after the date of grant. The plan administrator also determines the circumstances under which an option will be exercisable in the event the optionee ceases to be employed by, or to provide services to, the Company or one of its subsidiaries. If not so established, options generally will be exercisable for one year after termination of services as a result of retirement, early retirement at the Company's request, disability or death and for three months after all other terminations. An option automatically terminates if the optionee's services are terminated for cause, as defined in the 1998 Plan.

         TRANSFERABILITY. No option is assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder, unless the plan administrator determines otherwise in its sole discretion, and except to the extent permitted by Section 422 of the Code.

         CORPORATE TRANSACTION. In the event of certain mergers, consolidations, sales or transfers of substantially all the assets of the Company or a liquidation of the Company, each option that is at the time outstanding will automatically accelerate so that each such option becomes, immediately prior to such corporate transaction, 100% vested, unless, in the opinion of the Company's accountants, such acceleration would render unavailable pooling-of-interests accounting for the corporate transaction, and except that such option will not so accelerate if and to the extent such option is, in connection with the corporate transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation. Any such options granted to an "executive officer" (as defined for purposes of Section 16 of the Exchange Act) of the Company that are assumed or replaced in the corporate transaction and do not otherwise accelerate at that time shall be accelerated in the event such holder's employment or services shall subsequently terminate within two years following such corporate transaction, unless such employment or services are terminated by the successor corporation or parent thereof for cause or by the holder voluntarily without good reason.

         FURTHER ADJUSTMENT OF OPTIONS. The plan administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the plan administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to holders, with respect to options. Such authorized action may include (but is not limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, options so as to provide for earlier, later, extended or additional time for exercise or settlement and other modifications, and the plan administrator may take such actions with respect to all holders, to certain categories of holders or only to individual holders. The plan administrator may take such actions before or after granting options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

         AMENDMENT AND TERMINATION. The 1998 Plan may be suspended or terminated by the Board of Directors at any time. The Board may amend the 1998 Plan, as it deems advisable, subject to shareholder approval in certain instances, as set forth in the 1998 Plan. No ISOs may be granted under the 1998 Plan more than ten years after the date the 1998 Plan is adopted by the Board of Directors.

ACCELERATION OF OPTIONS

         Under the terms of the Company's stock option plans, the sale of the Company's hardware business in October 1999 was an event that led to the acceleration of all options held by the Company's directors and employees still employed with the Company on the date the sale was consummated. The Company adopted an acceleration of options policy that provided that each employee of the Company that was terminated had a portion of such employee's unvested options accelerated. As a result of this policy and the Company's stock option plans, an aggregate of 455,624 options of the Company accelerated and became fully vested upon the consummation of the sale. In addition, the company agreed to pay severance payments to the employees it terminated based on their number of years of service to the Company.

             PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
                                  ACCOUNTANTS

         On November 17, 1999, the Board of Directors appointed KPMG LLP to act as the independent accountants of the Company for the period ending December 31, 1999, subject to ratification of the appointment by the shareholders. Representatives of KPMG LLP will be in attendance at the Annual Meeting and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Shareholder proposals to be presented at the 2000 Annual Meeting of Shareholders must be received at the Company's principal executive offices no later than April 14, 2000 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

         THE COMPANY'S 1998 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THESE MATERIALS. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY, CENTERSPAN COMMUNICATIONS CORPORATION, 7175 N.W. EVERGREEN PARKWAY #400, HILLSBORO, OREGON 97124.

                                                     /s/  Mark B. Conan
                                                     ---------------------------
                                                     Secretary
                                                     Portland, Oregon
                                                     November 22, 1999

                   CENTERSPAN COMMUNICATIONS CORPORATION
                      7175 N.W. Evergreen Parkway #400
                          Hillsboro, OR 97124-5839

        PROXY FOR THE DECEMBER 15, 1999 ANNUAL MEETING OF SHAREHOLDERS

              This Proxy is Solicited By The Board of Directors of
                    CenterSpan Communications Corporation.

     The undersigned shareholder(s) of CenterSpan Communications Corporation (the "Company") hereby appoint Frank Hausmann and Mark Conan and each of them, as proxies, each with the power of substitution to represent and to vote, as designated in this proxy, all the shares of Common Stock of the Company held of record by the undersigned as of October 29, 1999, at the Annual Meeting of Shareholders to be held at 2:00 p.m., Wednesday, December 15, 1999, and at any and all adjournments thereof.



-------------------------------------------------------------------------------
               TRIANGLE     FOLD AND DETACH HERE     TRIANGLE

        This proxy represents your shares of CenterSpan Communications
                           Corporation Common Stock.
  You must execute and return this proxy if you wish to vote these shares by proxy as set forth herein.

        PLEASE RETURN ONLY THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------
                                                           Please mark
                                                           your votes as    /X/
                                                           indicated in
                                                           this example

                                     FOR all nominees
                                     listed below (except      WITHHOLD AUTHORITY
                                     as marked to the          to vote for all
                                     contrary below)           nominees listed below

1.  ELECTION OF DIRECTORS                  / /                       / /
    INSTRUCTION: tO WITHHOLD
    AUTHORITY FOR ANY INDIVIDUAL
    NOMINEE, STRIKE A LINE THROUGH
    THE NOMINEE'S NAME IN THE
    LIST BELOW

    Class B Nominees (term will expire in 2002):
    Gen. Merrill A. McPeak     C. Norman Winningstad
    Frank G. Hausmann

    Class A Nominees (term will expire in 2001):
    David Billstrom      Jerome J. Meyer


                                                                            FOR           AGAINST          ABSTAIN
2.  RATIFICATION OF APPOINTMENT OF KPMG LLP as the                          / /             / /              / /
    Company's independent accountants

3.  ANNUAL MEETING R.S.V.P.:                I/WE           WILL be                          WILL NOT be
    ___________ (Enter number of people attending)         attending the    / /             attending the    / /
                                                           Annual Meeting                   Annual Meeting

    Shares represented by properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders, based on the recommendations of management, as to any other matters that may properly come before the Annual Meeting of Shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" ITEMS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS, BASED ON THE RECOMMENDATIONS OF MANAGEMENT, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS. Although the Board of Directors anticipates that all nominees will be available to serve as directors of the Company, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.


SIGNATURE(S)_________________________________________________ Dated:______, 1999

Please sign exactly as name(s) appear on your stock certificate and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

-------------------------------------------------------------------------------
               TRIANGLE     FOLD AND DETACH HERE     TRIANGLE





                     CENTERSPAN COMMUNICATIONS CORPORATION

                        ANNUAL MEETING OF SHAREHOLDERS

                         Wednesday, December 15, 1999
                                   2:00 p.m.
                               RiverPlace Hotel
                          1510 Southwest Harbor Way
                               Portland, Oregon